Exhibit 99.1

       Staples, Inc. Reports Record First Quarter Performance;
         Earnings Per Share Rose 25 Percent and Company Sales
                        Increased Nine Percent

    FRAMINGHAM, Mass.--(BUSINESS WIRE)--May 16, 2006--Staples, Inc. (Nasdaq: SPLS) announced today the results for its first quarter ended April 29, 2006. Total company sales increased nine percent to $4.2 billion compared to the first quarter of 2005. Net income rose 26 percent year over year to $186 million, and earnings per share, on a diluted basis, increased 25 percent to $0.25, from the $0.20 achieved in the first quarter of last year.
    First quarter North American Retail comparable sales increased one percent versus 2005, reflecting positive customer traffic and strong comps in core supplies categories and copy and print services, offset by weaker performance in furniture and technology. Total North American Retail sales grew seven percent. North American Delivery continued its strong growth, increasing sales 17 percent versus last year. International sales rose six percent in local currency, but declined one percent in US dollars due to a $40 million negative foreign exchange impact.
    "We're off to a great start in 2006, posting strong results in the first quarter," said Ron Sargent, Staples' chairman and chief executive officer. "Our associates continue to deliver the numbers and provide an easy customer shopping experience. As Staples celebrates its 20th anniversary this month, we are very proud of what we've accomplished, but even more excited about what lies ahead."

    Highlights for the first quarter include:

    -- Total company operating income improved 79 basis points year over year to 6.7 percent, with all business units growing profits much faster than sales.

    -- North American Retail operating margins were 7.8 percent, up 63 basis points versus 2005, reflecting strong gross margin comps due to improved product mix, with strength in supplies and services.

    -- North American Delivery continues its momentum, with strong sales growth across all product categories, improving customer satisfaction scores, and a 64 basis point improvement in operating profit to 9.4 percent.

    -- Profits tripled in International this quarter, with operating margins of 1.9 percent, an increase of 129 basis points versus last year, reflecting early progress in the company's European turnaround.

    --  Inventory turns rose 15 basis points to 5.80 times.

    -- Staples opened two new stores in the United States, three stores in Canada, and one store in Portugal. The company now operates 1,786 stores worldwide.

    -- The company generated $54 million in free cash flow during the first quarter of the year after $115 million in capital expenditures.

    Outlook

    For the second quarter of 2006, Staples anticipates low double-digit sales growth for the total company and expects earnings per share to grow 15 to 20 percent. Given the upside achieved in the first quarter, for the full year, the company expects to be at the high end of the range of its previously stated earnings guidance of 15 to 20 percent. Earnings growth expectations for the second quarter and full year 2006 refer to 2005 earnings restated to include the impact of stock compensation expense under the Financial Accounting Standards Board's statement 123R, which the company implemented as of January 29, 2006. Pro forma restated financial statements are available on the "Financial Measures" section of the investor relations website on www.staples.com. The company's earnings outlook also reflects the impact of a 53rd week in fiscal 2006.

    About Staples

    Staples, Inc. invented the office superstore concept in 1986 and today is the world's largest office products company. With 69,000 talented associates, the company is committed to making it easy to buy a wide range of office products, including supplies, technology, furniture, and business services. With 2005 sales of $16.1 billion, Staples serves consumers and businesses ranging from home-based businesses to Fortune 500 companies in 21 countries throughout North and South America, Europe and Asia. Headquartered outside of Boston, Staples operates 1,786 office superstores and also serves its customers through mail order catalog, e-commerce and contract businesses. More information is available at www.staples.com.

    Certain information contained in this news release constitutes forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995 including, but not limited to, the information set forth under the heading "Outlook" and other statements regarding our future business and financial performance. Actual results may differ materially from those indicated by such forward-looking statements as a result of risks and uncertainties, including but not limited to: our market is highly competitive and we may not continue to compete successfully; we may be unable to continue to open new stores and enter new markets successfully; our growth may continue to strain operations, which could adversely affect our business and financial results; our operating results may be impacted by changes in the economy that impact business and consumer spending; our business and financial performance is dependent upon our ability to attract and retain qualified associates; our stock price may fluctuate based on market expectations; our quarterly operating results are subject to significant fluctuation and are impacted by the extent to which sales in new stores result in the loss of sales in existing stores, the mix of products sold, pricing actions of competitors, the level of advertising and promotional expenses, extreme weather-related disruptions and seasonality; our expanding international operations expose us to the unique risks inherent in foreign operations; our business may be adversely affected by the actions of and risks associated with our third-party vendors; our expanded offering of proprietary branded products may not improve our financial performance and may expose us to product liability claims; our debt level and operating lease commitments could impact our ability to obtain future financing and continue our growth strategy; a California wage and hour class action lawsuit may adversely affect our business and financial performance; and those other factors discussed or referenced in our quarterly report on Form 10-Q for the quarter ended April 29, 2006, under the heading "Risk Factors" and elsewhere, and any subsequent periodic reports filed by us with the SEC. In addition, any forward-looking statements represent our estimates only as of today and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change.

    Financial information follows.


                    STAPLES, INC. AND SUBSIDIARIES
                      Consolidated Balance Sheets
           (Dollar Amounts in Thousands, Except Share Data)


                                                April 29,   Restated
                                                  2006     January 28,
                                               (Unaudited)    2006
                                               ----------- -----------
ASSETS
Current assets:
   Cash and cash equivalents                     $875,112    $977,822
   Short-term investments                         498,304     593,082
   Receivables, net                               606,554     576,672
   Merchandise inventories, net                 1,751,349   1,706,372
   Deferred income tax asset                      149,013     149,257
   Prepaid expenses and other current assets      145,954     141,339
                                               ----------- -----------
          Total current assets                  4,026,286   4,144,544

Property and equipment:
   Land and buildings                             740,794     705,978
   Leasehold improvements                         900,648     884,853
   Equipment                                    1,382,387   1,330,181
   Furniture and fixtures                         691,122     672,931
                                               ----------- -----------
          Total property and equipment          3,714,951   3,593,943
   Less accumulated depreciation and
    amortization                                1,911,841   1,835,549
                                               ----------- -----------
          Net property and equipment            1,803,110   1,758,394

   Lease acquisition costs, net of accumulated
    amortization                                   34,358      34,885
   Intangible assets, net of accumulated
    amortization                                  230,573     240,395
   Goodwill                                     1,378,752   1,378,752
   Other assets                                   184,007     175,750
                                               ----------- -----------
          Total assets                         $7,657,086  $7,732,720
                                               =========== ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable                            $1,438,500  $1,435,815
   Accrued expenses and other current
    liabilities                                   965,674   1,041,201
   Debt maturing within one year                    2,221       2,891
                                               ----------- -----------
          Total current liabilities             2,406,395   2,479,907

Long-term debt                                    516,470     527,606
Deferred income tax liability                       6,286       5,845
Other long-term obligations                       259,577     233,426
Minority interest                                   4,083       4,335

Stockholders' equity:
   Preferred stock, $.01 par value, 5,000,000
    shares authorized; no shares issued                 -           -
   Common stock, $.0006 par value,
    2,100,000,000 shares authorized; issued
    834,444,525 shares at April 29, 2006 and
    829,695,100 shares at January 28, 2006            501         498
   Additional paid-in capital                   3,041,514   2,937,362
   Cumulative foreign currency translation
    adjustments                                   108,542      87,085
   Retained earnings                            3,218,214   3,192,630
   Less: Treasury stock at cost - 106,130,705
    shares at April 29, 2006, and 99,253,565
    shares at January 28, 2006                 (1,904,496) (1,735,974)
                                               ----------- -----------
          Total stockholders' equity            4,464,275   4,481,601
                                               ----------- -----------
          Total liabilities and stockholders'
           equity                              $7,657,086  $7,732,720
                                               =========== ===========




                    STAPLES, INC. AND SUBSIDIARIES
                  Consolidated Statements of Income
         (Dollar Amounts in Thousands, Except Per Share Data)
                             (Unaudited)

                                                  13 Weeks Ended
                                             -------------------------
                                                            Restated
                                              April 29,    April 30,
                                                2006         2005
                                             ------------ ------------

Sales                                         $4,237,646   $3,899,052
Cost of goods sold and occupancy costs         3,048,649    2,837,200
                                             ------------ ------------
    Gross profit                               1,188,997    1,061,852

Operating and other expenses:
  Operating and selling                          716,157      652,421
  General and administrative                     183,723      173,583
  Amortization of intangibles                      3,203        3,402
                                             ------------ ------------
    Total operating  expenses                    903,083      829,406
                                             ------------ ------------

Operating income                                 285,914      232,446

Other income (expense):
  Interest income                                 19,517       10,950
  Interest expense                               (14,656)      (9,988)
  Miscellaneous expense                             (428)        (621)
                                            ------------- ------------
   Income before income taxes and minority
    interest                                     290,347      232,787
Income tax expense                               104,525       84,967
                                             ------------ ------------
   Income before minority interest               185,822      147,820
Minority interest                                   (252)          78
                                             ------------ ------------
    Net income                                  $186,074     $147,742
                                             ============ ============


Earnings Per Share:

     Basic earnings per common share               $0.26        $0.20
                                             ============ ============

     Diluted earnings per common share             $0.25        $0.20
                                             ============ ============

Dividends declared per common share                $0.22        $0.17
                                             ============ ============


Weighted average shares outstanding:

     Basic                                   725,767,271  737,158,410
     Diluted                                 744,303,611  755,861,932





                    STAPLES, INC. AND SUBSIDIARIES
                 Consolidated Statements of Cash Flows
                     (Dollar Amounts in Thousands)
                              (Unaudited)

                                                   13 Weeks Ended
                                               -----------------------
                                                            Restated
                                                April 29,   April 30,
                                                  2006        2005
                                               ----------- -----------
Operating Activities:
  Net income                                     $186,074    $147,742
  Adjustments to reconcile net income to net
   cash provided by operating activities:
      Depreciation and amortization                79,704      73,185
      Stock-based compensation                     34,962      30,352
      Deferred tax expense (benefit)                  882      (4,738)
      Excess tax benefits from stock-based
       compensation arrangements                  (14,856)     (6,100)
      Other                                         1,777       1,743
      Changes in assets and liabilities:
        Increase in receivables                   (27,152)    (36,585)
        (Increase) decrease in merchandise
         inventories                              (35,451)     38,029
        (Increase) decrease in prepaid expenses
         and other assets                          (8,863)        655
        Decrease in accounts payable               (4,460)    (27,617)
        Decrease in accrued expenses and other
         liabilities                              (53,256)    (70,438)
        Increase in other long-term obligations     8,954      11,337
                                               ----------- -----------
Net cash provided by operating activities         168,315     157,565

Investing Activities:
  Acquisition of property and equipment          (114,557)    (63,448)
  Increase in investment, net of cash acquired          -      (3,872)
  Purchase of short-term investments           (2,257,198) (1,824,115)
  Proceeds from the sale of short-term
   investments                                  2,351,975   1,840,227
                                               ----------- -----------
Net cash used in investing activities             (19,780)    (51,208)

Financing Activities:

  Proceeds from the exercise of stock options
   and the sale of stock under employee stock
   purchase plans                                  55,141      24,693
  Payments on borrowings                           (1,487)       (637)
  Cash dividends paid                            (160,490)   (122,916)
  Excess tax benefits from stock-based
   compensation arrangements                       14,856       6,100
  Purchase of treasury stock, net                (168,522)   (191,692)
                                               ----------- -----------
Net cash used in financing activities            (260,502)   (284,452)

Effect of exchange rate changes on cash and
 cash equivalents                                   9,257      (3,035)

Net decrease in cash and cash equivalents        (102,710)   (181,130)
Cash and cash equivalents at beginning of
 period                                           977,822     997,310
                                               ----------- -----------
Cash and cash equivalents at end of period       $875,112    $816,180
                                               =========== ===========




                    STAPLES, INC. AND SUBSIDIARIES
                           Segment Reporting
                     (Dollar Amounts in Thousands)


                                                     (Unaudited)
                                                   13 Weeks Ended
                                               -----------------------
                                                            Restated
                                                April 29,   April 30,
                                                  2006        2005
                                               ----------- -----------

Sales:
North American Retail                          $2,311,600  $2,166,623
North American Delivery                         1,381,551   1,183,316
International Operations                          544,495     549,113
                                               ----------- -----------
  Total sales                                  $4,237,646  $3,899,052
                                               =========== ===========

Business Unit Income:
North American Retail                            $180,237    $155,338
North American Delivery                           130,119     103,920
International Operations                           10,520       3,540
                                               ----------- -----------
  Total business unit income                     $320,876    $262,798
Stock-based compensation                          (34,962)    (30,352)
                                               ----------- -----------
  Total reportable segments                       285,914     232,446
Interest and other income, net                      4,433         341
                                               ----------- -----------
Income before income taxes and minority
 interest                                        $290,347    $232,787
                                               =========== ===========

    CONTACT: Staples, Inc.
             Media Contact:
             Paul Capelli/Owen Davis
             508-253-8530/8468
             or
             Investor Contact:
             Laurel Lefebvre/Katie Sullivan
             508-253-4080/0879